EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Worldtex, Inc.:

We consent to the incorporation by reference in the Registration Statements on Form S-8 No. 33-55124, No. 33-72640 and No. 333-68975 of Worldtex, Inc. of our
audit report dated February 27, 1998, relating to the consolidated balance sheet of Worldtex, Inc. and subsidiaries as of December 31, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows and related schedule for each of the years ended December 31, 1997 and 1996, which report appears in the December 31, 1998 Annual Report on Form 10-K of Worldtex, Inc.

                                                                        KPMG LLP



Atlanta, Georgia
March 26, 1999